                                 EXHIBIT (8)(B)
                                    FORM OF
                   AMENDED AND RESTATED GLOBAL CUSTODY RIDER
                                       TO
                           DOMESTIC CUSTODY AGREEMENT
                                      FOR
                                  MUTUAL FUNDS

            We hereby request you, The Chase Manhattan Bank ("Chase" or "Delegate"), to provide to us, EQ Advisors Trust ("Trust"), on behalf of each of the Trust's separate series ("Portfolios") designated in Appendix A to the Domestic Custody Agreement, Global Custody Services subject to the terms of our Domestic Custody Agreement with you, and the terms herein. If there is any conflict between the terms in our Domestic Custody Agreement and the terms in this Amended and Restated Global Custody Rider ("Rider") with regard to your providing Global Custody Services to us, the terms of this Rider shall govern. All capitalized terms not defined herein shall have the meaning as set forth in the Domestic Custody Agreement. The terms of this Rider shall be effective as of the date stated below.

            WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, as amended ("1940 Act") and subject to the terms and conditions set forth herein, the Board of Trustees ("Board") of the Trust desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets, as defined in Section 1(b) hereof, held outside the United States.

            NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.          MAINTENANCE OF FINANCIAL ASSETS AND CASH OUTSIDE THE UNITED STATES.

            (a) Unless our instructions specifically require another location acceptable to you:

                (1) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets are located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

                (2) cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

            (b) Financial Assets and cash hereinafter shall be referred to collectively as "Assets".

            (c) Cash may be held pursuant to instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent you can comply with our instructions to you, you are authorized to maintain cash balances on deposit for us with you or one of your "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as we may direct, if acceptable to you. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, you.

            (d) If we wish to have any of the Assets held in the custody of an institution other than the established Subcustodians as defined in Section 2 hereof (or their securities depositories), such arrangement must be authorized by a written agreement, signed by you and us.

2.          SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

            (a) You may act under this Rider through the Subcustodians listed in Schedule A hereto that are branches of a U.S. Bank, with which you have entered into subcustodial agreements . You may act under this Rider through the Subcustodians listed in Schedule B hereto that are Eligible Foreign Custodians (hereinafter defined), with which you have entered into subcustodian agreements or with your own branches. You may act under this Rider through the Compulsory Depositories listed in Schedule C hereto. At our request, you may, but need not, add to Schedule B an Eligible Foreign Custodian (hereinafter defined) that is either a bank or a securities depository that is not a Compulsory Depository (as defined herein) where you have not acted as Foreign Custody Manager (hereinafter defined) with respect to the selection thereof. You shall notify us in writing in the event that you agree to add any such entity. We authorize you to hold Assets recorded to the Custody Account in accounts that you have established with one or more of your branches or Subcustodians. You and the Subcustodians are authorized to hold any of the Financial Assets in your accounts with any securities depository in which you or they participate, subject in the case of a Compulsory Depository to the provisions set forth in section 9(e) hereof.

            (b) You may add new, replace or remove Subcustodians. We shall be given reasonable notice by you of any amendment to Schedules A or B. Subcustodians also may be added to Schedule A or B by all written instructions of the Trust that are accepted in writing by you in your sole and absolute discretion as amendments to Schedules A or B. Upon our request, you shall identify the name, address and principal place of business of any Subcustodian of our Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

            (c) To be a Subcustodian of Assets maintained outside the United States, the Subcustodian chosen must be either a branch of a U.S. Bank or an Eligible Foreign Custodian, which are further defined as follows:

                (1) "U.S. Bank" shall mean a qualified U.S. bank, as defined in Rule 17f-5(a)(7) under the 1940 Act;

                (2) "Eligible Foreign Custodian" shall have the meaning set forth in Rule 17f-5(a)(1).

3.          USE OF SUBCUSTODIAN.

            (a) You shall identify the Assets on your books as belonging to us.

            (b) A Subcustodian shall hold our Assets together with assets belonging to other of your customers in accounts identified on such Subcustodian's books as for the exclusive benefit of your customers.

            (c) Any Assets in the accounts held by a Subcustodian shall be subject only to the instruction of you or your agent. Any Financial Assets held with a securities depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

            (d) Any agreement you enter into with a Subcustodian for holding your customers' assets shall provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust and its Portfolios will be adequately protected against the risk of loss of the Assets held in accordance with such agreement; (ii) that the Assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws; (iii) that beneficial ownership of the Assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the Assets as belonging to the Trust, on behalf of its Portfolios, or as being held by a third party for the benefit of the Trust, on behalf of its Portfolios; (v) that the Trust's independent public accountants will be given access to those records or confirmation of the contents of those records, and (vi) that the Trust will receive periodic reports with respect to the safekeeping of the Assets, including, but not limited to, notification of any transfer of the Assets to or from the account of a Portfolio or a third party account containing the Assets held for the benefit of the Portfolio. In lieu of any or all of the provisions set forth in (i) though (vi) above, such agreement may contain such other provisions that Chase, as the Foreign Custody Manager, determines will provide, in their entirety, the same or greater level of care and protection for the Assets as the provisions set forth in (i) through (vi) above in their entirety. Where Financial Assets are deposited by a Subcustodian with a securities depository, you shall cause the Subcustodian to identify on its books as belonging to you, as agent, the Financial Assets shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by us with any particular Subcustodian.

4.          GLOBAL SECURITIES ACCOUNT TRANSACTIONS.

            (a) Financial Assets shall be transferred, exchanged or delivered by you or the Subcustodian upon receipt by you of instructions that include all information required by you. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may be made in any manner specifically required by our instructions acceptable to you.

            (b) All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at our risk. You shall have no liability for any loss occasioned by delay in the actual receipt of notice by you or by Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which you have agreed to take any action under the Agreement.

5.          CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

            (a) Corporate Actions.

                (1) Whenever you receive information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Financial Assets holders ("Corporate Actions"), you shall give us notice of such Corporate Actions to the extent that your central corporate actions department has actual knowledge of a Corporate Action in time to notify your customers.

                (2) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received that bears an expiration date, you shall endeavor to obtain instructions from us or an Authorized Officer, but if instructions are not received in time for you to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, you are authorized to sell such rights entitlement or fractional interest and to credit the Cash Account with the proceeds or take any other action you deem, in good faith, to be reasonable and appropriate, in which case you shall be held harmless for any such action.

            (b) Proxy Voting. You shall provide proxy voting services, if selected by us, in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates); provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

            (c) Tax Reclaims.

                (1) Subject to the provisions hereof, you shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for our benefit which you believe may be available to us.

                (2) The provision of tax reclaim services by you is conditional upon your receiving from us or to the extent beneficially owned by others, the beneficial owners, of Financial Assets (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from you). We acknowledge that, if you do not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Financial Assets issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. We shall provide to you such documentation and information as you may require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. We undertake to notify you immediately if any such information requires updating or amendment.

                (3) You shall not be liable to us or any third party for any taxes, fines or penalties payable by you or us, and shall indemnified accordingly, whether these result from the inaccurate completion of documents by us or any third party, or as a result of the provision to you or any third party of inaccurate or misleading information or the withholding of material information by us or any other third party, or as a result of any delay of any revenue authority or any other matter beyond your control.

                (4) We confirm that you are authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

                (5) You shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to us from time to time and you may, by notification in writing, at your absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, you shall have no responsibility with regard to our tax position or status in any jurisdiction.

                (6) Confirm that you are authorized to disclose any information requested by any revenue authority or any governmental body in relation to us or the Financial Assets and/or cash held for us.

                (7) Tax reclaim services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates); provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

6.          NOMINEES.

            Financial Assets which are ordinarily held in registered form may be registered in a nominee name of yours, a Subcustodian, or a securities depository, as the case may be. You may without notice to us cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in our name. We agree to hold you, the Subcustodians listed on Schedules A and B, Compulsory Depositories, and your and their respective nominees harmless from any liability arising directly or indirectly from your or their status as a mere record holder of Financial Assets in the Custody Account.

7.          STANDARD OF CARE.

            (a) With respect to Section 7 of the Domestic Custody Agreement, delete the second paragraph under "Custodian Responsibility" and insert, in lieu thereof, the following:

            You shall use reasonable care with respect to your obligations and the safekeeping of our Assets hereunder. You shall be liable to us for any loss which shall occur as the result of the failure of a Subcustodian listed in Schedules A and B(except that you shall have no liability for the performance of a Compulsory Depository as defined in Section 9(e) hereof and listed in Schedule C) to exercise reasonable care with respect to the safekeeping of Assets where such loss results directly from the failure of a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In the event of any loss to us by reason of the failure of you or a Subcustodian listed in Schedules A and B to utilize reasonable care you shall be liable to us only to the extent of our direct damages, to be determined based on the market value of the Assets which are the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. You shall have no liability whatsoever for any special, indirect or consequential damages of any kind whatsoever (including, but not limited to, lost profits) suffered by us in connection with the transactions contemplated hereby and the relationship established hereby even if you have been advised as to the possibility of the same and regardless of the form of the action through which any such claim for damages may be made. As long as you shall have been in compliance with your obligations under Rule 17f-5 to determine that each Subcustodian listed on Schedules A and B has the requisite financial strength to provide reasonable care for the Trust's Assets , you shall not be responsible for the insolvency of any Subcustodian which is not a branch or your Affiliate.

            (b) With respect to Section 7 of the Domestic Custody Agreement, add the following at the end of the "Custodian Responsibility" section:

            You shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for us) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

            Without limiting anything else contained in this section, you shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

            You hereby warrant to us that in your opinion, after due inquiry, the established procedures to be followed by each of your branches and each branch of a qualified U.S. Bank holding our Assets pursuant hereto afford protection for such Assets at least equal to that afforded by your established procedures with respect to similar securities held by you and your securities depositories in New York. You hereby warrant to us that in your opinion, after due inquiry, the established procedures to be followed by each Subcustodian or each non-Compulsory Depository (as listed in Schedules A and B) holding our Assets pursuant hereto shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including without limitation, those factors set forth in Rule 17f-5 under the 1940 Act.

            At our election we will be entitled to be subrogated to your rights with respect to any claims you may have against a Subcustodian or Compulsory Depository as a consequence of any loss, damage, cost, expenses, liabilities or claim incurred by us if and to the extent that we have not been made whole by you for any such loss, damage, expense, liability or claim; it being understood that the foregoing does not constitute a representation by you that subrogation will be permitted by applicable law.

8.          FEES AND EXPENSES.

We agree to pay you for Global Custody Services hereunder the fees set forth in Schedule E hereto or such other amounts as may be agreed upon in writing, together with your reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

9.          MISCELLANEOUS.

            (a) Foreign Exchange Transactions. To facilitate the administration of our trading and investment activity, you are authorized to enter into spot or forward foreign exchange contracts with us or an Authorized Officer for us and may also provide foreign exchange through your Affiliates or Subcustodians. Instructions including standing instructions, may be issued with respect to such contracts but you may establish rules or limitations concerning any foreign exchange facility made available. In all cases where you and your Affiliates or Subcustodians enter into a foreign exchange contract related to the Custody Account, the terms and conditions of the then current foreign exchange contract used by you or your Affiliate or Subcustodian and, to the extent not inconsistent, the Agreement shall apply to such transaction.

            (b) Certification of Residency, etc. We certify that we are a resident of the United States and agree to notify you of any changes in residency. You may rely upon this certification or the certification of such other facts as may be required to administer your obligations under this Rider and the Agreement. We shall indemnify you against all losses, liability, damages, claims or demands arising directly or indirectly from any such certifications.

            (c) Access to Records. You shall allow our independent public accountant reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to our affairs. Subject to restrictions under applicable law, you shall also obtain an undertaking to permit our independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of our books and records. Upon our reasonable request, you shall furnish us such reports (or portions thereof) of your system of internal accounting controls applicable to your duties hereunder. You shall endeavor to obtain and furnish us with such similar reports as it may reasonably request with respect to each Subcustodian holding Assets.

            (d) Our Representation. We represent that the Financial Assets being placed in your custody are subject to the 1940 Act, as the same may be amended from time to time.

            (e) Compliance with SEC Rule 17f-5.

               (1) Our Board hereby delegates to you, and you hereby accept the delegation to you, of the obligation to perform as our "Foreign Custody Manager" (as that term is defined in SEC Rule 17f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC Rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC Rule 17f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any "Compulsory Depository". A Compulsory Depository shall mean a foreign securities depository or clearing agency the use of which is compulsory because: (i) its use is required by law or regulation, (ii) securities cannot be withdrawn from the depository, or
(iii) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by you as of the date hereof are set forth in Schedule C hereto, and as the same may be amended on notice to us from time to time.

                (2) In connection with the foregoing, you shall:

                    (i) provide written reports notifying our Board of the placement of Assets with particular Eligible Foreign Custodians (including the Subcustodians listed in Schedules A and B) and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to our Board at such times as the Board deems reasonable and appropriate based on the circumstances of our foreign custody arrangements (and until further notice from us such reports shall be provided no less frequently than quarterly with respect to the placement of Assets with particular Eligible Foreign Custodians and promptly upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

                    (ii) exercise such reasonable care, prudence and diligence in performing as our Foreign Custody Manager as a person having responsibility for the safekeeping of Assets would exercise;

                    (iii) in selecting an Eligible Foreign Custodian, first have determined that Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv) under the 1940 Act;

                    (iv) determine that the written agreement with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a foreign non-Compulsory Depository or clearing agency, such written agreement, the rules or established practices or procedures of the foreign non-Compulsory Depository or clearing agency, or any combination of the foregoing) requires that each Eligible Foreign Custodian will provide reasonable care for

Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the relevant market; and

                    (v) have established a system to monitor the continued appropriateness of maintaining Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that you shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, you shall promptly so advise us and shall then act in accordance with our instructions with respect to the disposition of the affected Assets. You shall also monitor Compulsory Depositories and shall advise the Trust of any material negative change in the performance of, or arrangements with, any Compulsory Depository as the same would adversely affect the custody of Assets.

Subject to paragraphs (e)(2)(i)-(v) above, you are hereby authorized to place and maintain Assets on our behalf with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by you.

                (3) Except as expressly provided herein, we shall be solely responsible to assure that the maintenance of Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

                (4) You represent to us that you are a U.S. Bank as defined in Rule 17f-5(a)(7). We represent to you that: (i) the Assets being placed and maintained in your custody are subject to the 1940 Act, as the same may be amended from time to time; (ii) our Board has determined that it is reasonable to rely on you to perform as our Foreign Custody Manager; and (iii) the Board of the Trust or the investment adviser for each Portfolio shall have determined that we may maintain Assets in each country in which our Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure (and including any Compulsory Depository operating in such country), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Assets held in custody, and the likelihood of nationalization, currency controls and the like (collectively ("Country Risk")).

                (5) You shall provide to us such information relating to Country Risk as is specified in Schedule D hereto. We hereby acknowledge that:
(i) such information is solely designed to inform us of market conditions and procedures, but is not intended as a recommendation to invest or not invest in particular markets; and (ii) you have gathered the information from sources you consider reliable, but that you shall have no responsibility for inaccuracies or incomplete information.

                (6) The provisions of this Rider applicable to the parties based on compliance with Rule 17f-5 shall be in force to the extent Rule 17f-5 or portions of Rule 17f-5 are in effect. To the extent any portion of the Rule is suspended or revoked, the parties shall not be responsible for compliance with such portion of the Rule: (a) for the period of time during which the suspension or revocation is applicable; (b) to the extent compliance with the applicable portion of the Rule would be unfeasible; (c) to the extent the parties agree that noncompliance with any such provision will not harm or impose an undue burden on the Trust or its shareholders; and (d) to the extent the parties agree in writing to any change in procedures as a result of the suspension or revocation. If any portion of Rule 17f-5 is suspended or revoked, those provisions of the prior Global Custody Rider that were applicable to any duties and responsibilities of the parties with respect to such provisions of the Rule will continue in effect, as appropriate, until such provisions are no longer suspended or revoked or unless otherwise agreed to in writing by the parties.

                                       THE CHASE MANHATTAN BANK


                                       By:
                                          -----------------------------------
                                           Name:  John K. Breitweg
                                           Title:    Vice President

                                       Date:
                                            ---------------------------------



                                       EQ ADVISORS TRUST


                                       By:
                                          -----------------------------------
                                           Name:  Peter D. Noris
                                           Title:    President and Trustee

                                       Date:
                                            ---------------------------------

                               SCHEDULES A and B

                    LIST OF APPROVED FOREIGN SUBCUSTODIANS &
                                  DEPOSITORIES


--------------------------------------------------------------------------------------------------------------------------
  COUNTRY                        SUBCUSTODIAN                                       DEPOSITORY
--------------------------------------------------------------------------------------------------------------------------
Bangladesh   Standard Chartered Bank, Dhaka
--------------------------------------------------------------------------------------------------------------------------
Botswana     Barclays Bank of Botswana Ltd., Gaborone
--------------------------------------------------------------------------------------------------------------------------
Chile        Citibank N.A.
--------------------------------------------------------------------------------------------------------------------------
Cyprus       Barclays Bank PLC, Cyprus
--------------------------------------------------------------------------------------------------------------------------
Ecuador      Citibank, N.A., Quito
--------------------------------------------------------------------------------------------------------------------------
Finland      Merita Bank Ltd., Helsinki                                Pankkitarkastus Virasto ("Securities Association")
--------------------------------------------------------------------------------------------------------------------------
Germany      Dresdner Bank AG                                          DKV (Deutscher Kassenverein AG-KV)
--------------------------------------------------------------------------------------------------------------------------
Ghana        Barclays Bank of Ghana Ltd., Accra
--------------------------------------------------------------------------------------------------------------------------
Hong Kong    The Chase Manhattan Bank, Hong Kong                       HKSCC (Hong Kong Securities Clearing Co. Ltd.)
--------------------------------------------------------------------------------------------------------------------------
Indonesia    Hongkong Shanghai Banking Corporation, Ltd., Jakarta
                Standard Chartered Bank
--------------------------------------------------------------------------------------------------------------------------
Israel       Bank Leumi Le-Israel B.M., Tel Aviv                       Stock Exchange Clearing House Ltd. (Clearing House
--------------------------------------------------------------------------------------------------------------------------
Japan        The Fuji Bank, Ltd., Tokyo                                JASDEC (Japan Securities Depository Center)
--------------------------------------------------------------------------------------------------------------------------
Jordan       Arab Bank, Ltd. Amman
--------------------------------------------------------------------------------------------------------------------------
Kenya        Barclays Bank of Kenya Ltd., Nairobi
--------------------------------------------------------------------------------------------------------------------------
Mauritius    HongKong and Shanghai Banking Corporation, Limited        Central Depository & Settlement Co. Ltd.
--------------------------------------------------------------------------------------------------------------------------
Morocco      Banque Commerciale du Maroc, Casablanca
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
  COUNTRY                        SUBCUSTODIAN                                       DEPOSITORY
--------------------------------------------------------------------------------------------------------------------------
Namibia      Standard Bank - Namibia Ltd.
--------------------------------------------------------------------------------------------------------------------------
Peru         Citibank, N.A., Lima
--------------------------------------------------------------------------------------------------------------------------
Portugal     Banco Espirito Santo E. Commercial De Lisboa, Lisbon      Central de Valores Mobiliaros (Central)
--------------------------------------------------------------------------------------------------------------------------
Thailand     The Chase Manhattan Bank, Bangkok                         SDC (Securities Depository Center)
--------------------------------------------------------------------------------------------------------------------------
Turkey       The Chase Manhattan Bank, Istanbul                        Takas ve Saklama A.S.-TVS
--------------------------------------------------------------------------------------------------------------------------
Uruguay      The First National Bank of Boston, Montevideo
--------------------------------------------------------------------------------------------------------------------------
Venezuela    Citibank, N.A., Caracas
--------------------------------------------------------------------------------------------------------------------------
Zimbabwe     Barclays Bank of Zimbabwe Ltd., Harare
--------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE C
                                   ----------

                            COMPULSORY DEPOSITORIES

---------------------------------------------------------------------------------------------------------------------
        COUNTRY                           SUBCUSTODIAN                                    DEPOSITORY
---------------------------------------------------------------------------------------------------------------------
Argentina                The Chase Manhattan Bank, Buenos Aires          Caja de Valores, S.A.
---------------------------------------------------------------------------------------------------------------------
Australia                The Chase Manhattan Bank, Sydney                Austraclear Limited; RITS (The Reserve Bank
                                                                            Information and Transfer System)
---------------------------------------------------------------------------------------------------------------------
Austria                  Creditanstalt-Bankverein, Vienna                Oesterreichische Kontrollbank
                                                                            Aktiengesellschaft
---------------------------------------------------------------------------------------------------------------------
Belgium                  Generale Bank, Brussels                         CIK (Caisse Interprofessionnelle de Depots
                                                                            et de Virements de Titres)
---------------------------------------------------------------------------------------------------------------------
Brazil                   Citibank N.A.                                   BOVESPA (Bolsa de Valores de Sao Paulo)
---------------------------------------------------------------------------------------------------------------------
Canada                   Canada Trust Company, Toronto                   CDS (Canadian Depository for Securities)

                         Royal Bank of Canada, Toronto                   [
---------------------------------------------------------------------------------------------------------------------
Cedel-Luxembourg         Cedel Bank, S.A., Luxembourg
---------------------------------------------------------------------------------------------------------------------
China, Shanghai          Hongkong Shanghai Banking Corporation , Ltd.,   SSCCRC (Shanghai Securities Central
                            Shanghai                                        Clearing & Registration Corporation)
---------------------------------------------------------------------------------------------------------------------
China, Shenzhen          Hongkong Shanghai Banking Corporation , Ltd.,   SSCC (Shenzhen Securities Clearing Co.,
                            Shenzhen                                        Ltd.)
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
        COUNTRY                        INSTRUMENT
-----------------------------------------------------------------
Argentina                Equity, Corporate & Government Debt
-----------------------------------------------------------------
Australia                Corporate Debt, Money Market &
                            Semi-Government Debt
-----------------------------------------------------------------
Austria                  Equity, Corporate + Government Debt

-----------------------------------------------------------------
Belgium                  Equity + Corporate Debt

-----------------------------------------------------------------
Brazil                   Equity
-----------------------------------------------------------------
Canada                   Equity, Corporate + Government Debt


-----------------------------------------------------------------
Cedel-Luxembourg         Equity
-----------------------------------------------------------------
China, Shanghai          Equity

-----------------------------------------------------------------
China, Shenzhen          Equity

-----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
        COUNTRY                           SUBCUSTODIAN                                    DEPOSITORY
----------------------------------------------------------------------------------------------------------------------
Colombia                 Cititrust Columbia S.A. Sociedad Fiduciaria,    DCV (Deposito Central de Valores)
                            Bogota
----------------------------------------------------------------------------------------------------------------------
Czech Republic           Ceskoslovenska Obchodni Banka, A.S., Prague     SCP (Securities Center)
----------------------------------------------------------------------------------------------------------------------
Denmark                  Den Danske Bank, Copenhagen                     VP Center (Vaerdipapircentralen)
----------------------------------------------------------------------------------------------------------------------
Egypt                    National Bank of Egypt, Cairo                   Misr Clearing & Securities Depository
----------------------------------------------------------------------------------------------------------------------
France                   Banque Paribas, Paris                           SICOVAM (Societe Interprofessionnelle pour
                                                                            la Compensation des Valeurs Mobilieres)
----------------------------------------------------------------------------------------------------------------------
Greece                   Barclays Bank Plc, Athens                       Apothetirio Titlon A.E.
----------------------------------------------------------------------------------------------------------------------
Hungary                  Citibank Budapest Rt., Budapest                 Keler Ltd.
----------------------------------------------------------------------------------------------------------------------
India                    Deutsche Bank, Bombay                           NSDL (National Securities Depository
                                                                            Limited)

                         Hongkong Shanghai Banking Corporation, Ltd.,
                            Bombay
----------------------------------------------------------------------------------------------------------------------
Ireland                  Bank of Ireland, Dublin                         CRESTCo. Ltd.
----------------------------------------------------------------------------------------------------------------------
Italy                    Banque Paribas, Milan                           Monte Titoli S.p.A.
----------------------------------------------------------------------------------------------------------------------
Malaysia                 The Chase Manhattan Bank, (M) Berhad, Kuala     MCD (Malaysian Central Depository Sdn. Bhd.)
                            Lumpur
----------------------------------------------------------------------------------------------------------------------
Mexico                   The Chase Manhattan Bank, S.A., Mexico City     INDEVAL (Institucion para el Deposito de
                                                                            Valores)
----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
        COUNTRY                        INSTRUMENT
-----------------------------------------------------------------
Colombia                 Government debt issued, guaranteed or
                            administered by the central bank
-----------------------------------------------------------------
Czech Republic           Equity + Long-Term Government Debt
-----------------------------------------------------------------
Denmark                  Equity, Corporate + Government Debt
-----------------------------------------------------------------
Egypt                    Equity
-----------------------------------------------------------------
France                   Equity + Corporate Debt

-----------------------------------------------------------------
Greece                   Equity
-----------------------------------------------------------------
Hungary                  Equity + Government Debt
-----------------------------------------------------------------
India                    Equity + Corporate Debt




-----------------------------------------------------------------
Ireland                  Equity
-----------------------------------------------------------------
Italy                    Equity + Corporate Debt
-----------------------------------------------------------------
Malaysia                 Equity

-----------------------------------------------------------------
Mexico                   Equity, Corporate + Government Debt

-----------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
        COUNTRY                           SUBCUSTODIAN                                    DEPOSITORY
--------------------------------------------------------------------------------------------------------------------
Netherlands              ABN-AMRO Bank N.V., Amsterdam                   NECIGEF/KAS Associate NV (Nederlands
                                                                            Centraal Instituut Voor Giraal
                                                                            Effectenverkeer BV)
--------------------------------------------------------------------------------------------------------------------
New Zealand              National Nominees Linted, Auckland              Austraclear New Zealand
--------------------------------------------------------------------------------------------------------------------
Norway                   Den Norske Bank, Oslo                           VPS (Verdipapirsentralen)
--------------------------------------------------------------------------------------------------------------------
Pakistan                 Citibank, N.A., Karachi                         CDC (Central Depository Company)
                         Deutsche Bank, Karachi
--------------------------------------------------------------------------------------------------------------------
Philippines              Hongkong & Shanghai Banking Corporation Ltd.,   PCD (Phillipine Central Depository)
                            Manila
--------------------------------------------------------------------------------------------------------------------
Poland                   Bank Handlowy W. Warzawie S.A., Warsaw          NSD (National Securities Depository)

--------------------------------------------------------------------------------------------------------------------
Russia                   Chase Manhattan Bank International              Vnestorgbank

                         Credit Suisse First Boston (Moscow) Ltd.
--------------------------------------------------------------------------------------------------------------------
Singapore                The Chase Manhattan Bank, Singapore             CDP (Central Depository Pte. Ltd.)
                         Standard Chartered Bank
--------------------------------------------------------------------------------------------------------------------
Slovak Republic          Ceskoslovensaka Obchodni Banka, A.S.,           SCP (Stedisko Cennych Papierov)
                            Bratislava
--------------------------------------------------------------------------------------------------------------------
South Africa             Standard Bank of South Africa, Johannesburg     CD (The Central Depository Ltd.)
--------------------------------------------------------------------------------------------------------------------
South Korea              Hongkong & Shanghai Banking Corporation Ltd.,   KSDC (Korea Securities Depository
                            Seoul                                           Corporation)
--------------------------------------------------------------------------------------------------------------------
Spain                    The Chase Manhattan Bank, Madrid                SCLV (Servicio de Compensacion Y
                                                                            Liquidacion de Valores)
--------------------------------------------------------------------------------------------------------------------
Sri Lanka                Hongkong & Shanghai Banking Corporation,        CDS (Central Depository System (PVT) Ltd.)
                            Ltd., Colombo

------------------------------------------------------------------
        COUNTRY                         INSTRUMENT
------------------------------------------------------------------
Netherlands               Equity, Corporate + Government Debt


------------------------------------------------------------------
New Zealand               Equity, Corporate + Government Debt
------------------------------------------------------------------
Norway                    Equity, Corporate + Government Debt
------------------------------------------------------------------
Pakistan                  Equity

------------------------------------------------------------------
Philippines               Equity

------------------------------------------------------------------
Poland                    Equity, Long-Term Government Debt +
                             Vouchers
------------------------------------------------------------------
Russia                    Ministry of Finance Bonds


------------------------------------------------------------------
Singapore                 Equity + Corporate Debt and Malaysian
                             equities traded on CLOB
------------------------------------------------------------------
Slovak Republic           Equity + Government Debt

------------------------------------------------------------------
South Africa              Corporate + Government Debt
------------------------------------------------------------------
South Korea               Equity, Corporate + Government Debt

------------------------------------------------------------------
Spain                     Equity + Corporate Debt

------------------------------------------------------------------
Sri Lanka                 Equity


---------------------------------------------------------------------------------------------------------------------
        COUNTRY                           SUBCUSTODIAN                                    DEPOSITORY
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Sweden                   Skandinaviska Enskilda Banken, Stockholm        VPC (Vaerdepapercentralen AB)
---------------------------------------------------------------------------------------------------------------------
Switzerland              Union Bank of Switzerland, Zurich               SEGA (Schweizerische Effekten-Giro AG)
---------------------------------------------------------------------------------------------------------------------
Taiwan                   The Chase Manhattan Bank, Taipei                TSCD (Taiwan Securities Central Depository
                                                                            Co., Ltd.)
---------------------------------------------------------------------------------------------------------------------
United Kingdom           The Chase Manhattan Bank, London                CREST (Clearing and settlement system)
                         First Chicago NBD Corporation, London (for
                            CDs only)
---------------------------------------------------------------------------------------------------------------------
Zambia                   Barclays Bank of Zambia Ltd., Lusaka            LuSE (Lusaka Stock Exchange Central Shares
                                                                            Depository Ltd.)
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
        COUNTRY                     INSTRUMENT
--------------------------------------------------------------
--------------------------------------------------------------
Sweden                Equity, Corporate + Government Debt
--------------------------------------------------------------
Switzerland           Equity, Corporate + Government Debt
--------------------------------------------------------------
Taiwan                Equity + Government Debt

--------------------------------------------------------------
United Kingdom        Equity + Corporate Debt


--------------------------------------------------------------
Zambia                Equity + Government Debt

--------------------------------------------------------------

                                   SCHEDULE D


                       Information Regarding Country Risk


1. To aid Trust's Board in its determinations regarding Country Risk, Chase shall furnish the Board annually and upon the initial placing of Assets into a country the following information (check items applicable):

            A.  Opinion of local counsel concerning:

            i. Whether applicable foreign law would restrict the access afforded the Trust's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

            ii. Whether applicable foreign law would restrict the Trust's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

            iii. Whether applicable foreign law would restrict the Trust's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

            B. Written information concerning:

            i. The likelihood of expropriation, nationalization, freezes, or confiscation of the Trust's Assets

            ii. Whether difficulties in converting the Trust's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

            C. A market report with respect to the following topics:

            (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) Compulsory Depositories (including depository evaluation).

2. To aid the Trust's Board in monitoring Country Risk, Chase shall furnish the Board the following additional information:

            Market flashes, including with respect to changes in the information in market reports.

                                   SCHEDULE E
                                   ----------

                                      Fees


Country Charges

                                      Safekeeping               Transaction
Market                                   (BPs)                     (USD)
------                                   -----                     -----
Argentina                                  40                       100
Australia                                   6                        35
Austria                                    10                        50
Bangladesh                                 40                       100
Belgium                                    10                        50
Botswana                                   40                       100
Brazil                                     40                       100
Canada                                      6                        35
Cedel                                       4                         0
Chile                                      40                       100
China (Shanghai)                           40                       100
China (Shenzen)                            40                       100
Columbia                                   40                       100
Czech Republic                             40                       100
Denmark                                    10                        50
Ecuador                                    50                       150
Egypt                                      50                       150
Finland                                    10                        50
France                                      8                        35
Germany                                     6                        35
Ghana                                      50                       150
Greece                                     40                       100
Hong Kong                                  10                        50
Hungary                                    40                       100
India                                      40                       100
Indonesia                                  40                       100
Ireland                                    10                        35
Israel                                     40                       100
Italy                                       8                        35
Japan                                       5                        35
Jordan                                     40                       100
Kenya                                      50                       150
Luxembourg                                 10                        35

Malaysia                                   10                        35
Mauritius                                  50                       150
Mexico                                     20                        50
Morocco                                    40                       100
Netherlands                                 8                        35
New Zealand                                10                        50
Norway                                     10                        50
Pakistan                                   40                       100
Peru                                       40                       100
Philippines                                40                       100
Poland                                     40                       100
Portugal                                   40                       100
Russia                                    100                     1,000
Singapore                                  10                        50
Slovak Republic                            50                       150
South Africa                               25                       100
South Korea                                20                       100
Spain                                      20                       100
Sri Lanka                                  40                       100
Sweden                                     10                        50
Switzerland                                 8                        35
Taiwan                                     40                       100
Thailand                                   20                       100
Turkey                                     40                       100
United Kingdom                              6                        35
Uruguay                                    40                       100
Venezuela                                  40                       100
Zambia                                     50                       150
Zimbabwe                                   40                       100